UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2014, BrainStorm Cell Therapeutics Inc. (“Brainstorm”) announced that its wholly owned subsidiary BrainStorm Cell Therapeutics Ltd. has entered into a clinical trial agreement with The General Hospital Corporation d/b/a Massachusetts General Hospital (MGH), to conduct a Phase II clinical trial of Brainstorm’s NurOwn™ in amyotrophic lateral sclerosis (ALS), pending FDA and Institutional Review Board approvals.

On March 24, 2014, BrainStorm also announced that the U.S. Patent and Trademark Office has granted the company a key patent for its autologous stem cell technology.  The patent covers BrainStorm's stem cells induced to secrete elevated levels of neurotrophic factors for the treatment of neurodegenerative diseases.  Pending approval from the U.S. Food & Drug Administration, the company is preparing for its upcoming mid-stage Phase II trial in the United States with its NurOwn adult stem cell therapy.  BrainStorm is developing NurOwn for the treatment of amyotrophic lateral sclerosis (ALS), also known as Lou Gehrig's Disease, a progressive neurodegenerative disease that affects nerve cells in the brain and spinal cord.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 24, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Chaim Lebovits Chaim Lebovits
President

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